EXHIBIT 3.3

                                  BY LAWS

                                    OF

                          SEALED AIR CORPORATION

                  (as amended through December 16, 1993)

                                 ARTICLE I

                                  OFFICES

          Section 1. Registered Office. The registered office of the Corporation shall be in Wilmington, Delaware.
          Section 2. Other Offices. The Corporation may also have offices at such other places within and without the State of Delaware as the board of directors may from time to time determine or the business of the Corporation may require.

                                ARTICLE II

                         MEETINGS OF STOCKHOLDERS

          Section 1. Place. Meetings of the stockholders shall be held at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors.
          Section 2. Annual Meetings. Annual meetings of stockholders shall, unless otherwise provided by the board of directors, be held on the third Friday in may each year if not a legal holiday, and if a legal holiday, then on the next full business day following, at 11:00 A.M., at which the stockholders shall elect a board of directors, vote upon the ratification of the selection of the independent auditors selected for the Corporation for the then current fiscal year of the Corporation, and transact such other business as may properly be brought before the meeting.
          Section 3. Notice of Annual Meetings. Written notice of the annual meeting, stating the place, date and hour thereof, shall be given to each stockholder entitled to vote thereat not less than ten nor more than sixty days before the date of the meeting.
          Section 4. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make or cause to be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order with the address of and the number of voting shares registered in the name of each. Such list shall be open for ten days prior to the meeting to the examination of any stockholders, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall be produced and kept at the time and place of said meeting during the whole time thereof, and may be inspected by any stockholder who is present.
          Section 5. Special Meetings. Special meetings of the stockholders may be called by the president, by resolution of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Any such resolution or request shall state the purpose or purposes of the proposed meeting.
          Section 6. Notice of Special Meetings. Written notice of a special meeting of stockholders, stating the place, date, hour and purpose thereof, shall be given by the secretary to each stockholder entitled to vote thereat, not less than ten nor more than sixty days before the date fixed for the meeting.
          Section 7. Business Transacted. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
          Section 8. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, so long as the adjournment is not for more than thirty days and a new record date is not fixed for the adjourned meeting, until a quorum shall be present or represented. If a quorum shall be present or represented a such adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
          Section 9. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.
          Section 10. Proxies, Etc. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the secretary of the meeting when required by the inspectors of election.
          Section 11. Inspectors of Election. In advance of any meeting of the stockholders, the board of directors or the presiding officer of such meeting shall appoint two or more inspectors of election to act at such meeting or at any adjournments thereof and make a written report thereof. One or more persons may also be designated by the board of directors or such presiding officer as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer of such meeting shall appoint one or more inspectors to act at such meeting. No director or nominee for the office of director at such meeting shall be appointed an inspector of election. Each inspector, before entering on the discharge of his duties, shall first take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors of election shall, in accordance with the requirements of the Delaware General Corporation Law, (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period and file with the secretary of the meeting a record of the disposition of any challenges made to any determination by the inspectors, and (v) make and file with the secretary of the meeting a certificate of their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.
          Section 12. Action by Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action by any provision of the statutes, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote, or less than all but not less than the holders of a majority of the stock entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; provided that the written consent shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and provided further that prompt notice shall be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.

                                 ARTICLE III

                                 DIRECTORS

          Section 1. Number. The number of directors which shall constitute the whole board of directors shall be fixed from time to time by resolution of the board of directors, but no decrease in the number of directors effected by any such resolution shall change the term of any director in office at the time that any such
resolution is adopted.   The directors shall be elected at the
annual meeting of stockholders, except as provided in Section 2 of this Article, and each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.
          Section 2.  Vacancies.  Vacancies and newly created
directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and each of the directors so chosen shall hold office until the next annual election and until his successor is elected and qualified or until his earlier resignation or removal.
          Section 3. Authority. The business of the Corporation shall be managed by or under the direction of its board of directors which shall exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders or are not by these by-laws or by resolution of the board of directors or a committee thereof in either case not inconsistent with the statutes, the certificate of incorporation or these by-laws, authorized or directed to be done by the officers of the Corporation.
          Section 4. Place of Meeting. The board of directors of the Corporation or any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware.
          Section 5. Annual Meeting. The first meeting of each newly elected board of directors shall be held immediately following the adjournment of the meeting of stockholders. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum be present.
In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors.
          Section 6. Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board of directors.
          Section 7. Special Meetings. Special meetings of the board of directors may be called by the president and shall be called by the secretary upon the instructions of the president or on the written request of at least two directors. Notice of special meetings of the board of directors shall be given to each director at least three calendar days before the meeting if by mail or at least the calendar day before the meeting if given in person or by telephone, telegraph, telex or similar means of electronic transmission. The notice need not specify the business to be transacted.
          Section 8.  Emergency Meetings.  In the event of an
emergency which in the judgment of the president requires immediate action, a special meeting may be convened without notice, consisting of those directors who are immediately available in person or by telephone and can be joined in the meeting in person or by conference telephone. The actions taken at such a meeting shall be valid if at least a quorum of the directors participates either personally or by conference telephone.
          Section 9. Quorum; Vote Required. At meetings of the board of directors, a majority of the directors at the time in office shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 10. Committees. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have any exercise the powers of the board of directors in the management of the business and affairs of the Corporation, including the power and authority to declare a dividend, to authorize the issuance of stock, and to adopt a Certificate of Ownership and Merger pursuant to Section 253 of the Delaware
General Corporation Law, and may authorize the seal of the Corporation to be affixed to all papers which may require it;
provided that no such committee shall have the power or authority to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amend the by-laws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. Unless the board of directors designates one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, the members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board of directors to act at the meeting in the place of any absent or disqualified member of such committee.
At meetings of any such committee, a majority of the members or alternate members of such committee shall constitute a quorum for the transaction of business, and the act of a majority of members or alternate members present at any meeting at which there is a quorum shall be the act of the committee.
          Section 11.  Minutes of Committee Meetings.  The
committees shall keep regular minutes of their proceedings and, when requested to do so by the board, shall report the same to the board of directors.
          Section 12.  Action by Written Consent.  Any action
required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.
          Section 13. Participation by Conference Telephone. The members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
          Section 14. Compensation of Directors. The Directors may be paid their expenses of attendance at each meeting of the board of directors or of any special or standing committee thereof.
The board of directors may establish by resolution from time to time the fees to be paid to each director who is not an officer or employee of the Corporation or any of its subsidiaries for serving as a director of the Corporation, for serving on any special or standing committee of the board of directors, and for attending meetings of the board of directors or of any special or standing committee thereof. No such payment shall preclude any such director from serving the Corporation in any other capacity and receiving compensation therefor.

                                ARTICLE IV

                                  NOTICES

          Section 1. Giving of Notice. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail.
          Section 2. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                 ARTICLE V

                                 OFFICERS

          Section 1. Selection of Officers. The officers of the Corporation shall be chosen by the board of directors at its first meeting after each annual meeting of stockholders and shall be a president, who shall be a director, one or more vice presidents, a general counsel and a secretary. Any number of offices may be held by the same person.
          Section 2.  Other Officers.   The board of directors may
appoint such other officers, assistant officers and agents as it desires who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.
          Section 3. Term of Office, Etc. The officers of the Corporation shall hold office at the pleasure of the board of directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the board of directors may be removed at any time by the board of directors.
Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the board of directors.
          Section 4. President. The president shall be the chief executive officer of the Corporation, shall preside at all meetings of the stockholders and the board of directors, shall have the responsibility for the general and active management and control of the affairs and business of the Corporation, shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him by the board of directors, and shall see that all orders and resolutions of the board of directors are carried into effect. The president shall have the authority to sign all contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers and agents of the Corporation.
          Section 5. Vice Presidents. The vice presidents shall act under the direction of the president and in the absence or disability of the president shall perform the duties and exercise the powers of the president. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe. The board of directors may designate one or more executive or senior vice presidents or may otherwise specify the order of seniority of the vice presidents, and in that event the duties and powers of the president shall descend to the vice presidents in such specified order of seniority.
          Section 6. Vice President-Finance. One of the vice presidents shall be designated as the vice president-finance. The vice president-finance of the Corporation shall be, and shall have the usual powers of, the chief financial officer and the chief accounting officer of the Corporation. Subject to the direction of the president and not in limitation of his powers as chief financial officer and chief accounting officer, the vice president-finance shall have the custody of corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation is such depositories as may be designated under authority of the board of directors, shall maintain adequate records of all assets, liabilities and transactions of the Corporation and see that adequate audits thereof are currently and regularly made. He shall disburse the funds of the Corporation as may be ordered under authority of the president or the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors at its regular meetings, or when the president or the board of directors so requires, an account of the financial condition of the Corporation and an account of all his transactions as vice president-finance of the Corporation. He shall also supervise the accounts of any company which the Corporation controls by stock ownership or otherwise. He shall have all of the powers of a treasurer of a corporation and shall be the officer designated to sign any instrument for which the signature of a treasurer of a corporation is needed by reason of any requirement of statute, by-law or otherwise.
          Section 7. Secretary. The secretary shall act under the direction of the president. Subject to the direction of the president, he shall attend all meetings of the board of directors and all meetings of the stockholders and record the proceedings in a book to be kept for that purpose, and he shall perform like duties for the standing committees of the board of directors when requested to do so. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, shall have charge of the original stock books, stock transfer books and stock ledgers of the Corporation, and shall perform such other duties as may be prescribed by the president or the board of directors. He shall have custody of the seal of the Corporation and cause it to be affixed to any instrument requiring it, and when so affixed, it may be attested by his signature. The board of directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.
          Section 8. Assistant Secretaries. The assistant secretaries in order of their seniority, unless otherwise determined by the president or the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the president or the board of directors may from time to time prescribe.
          Section 9. General Counsel. The general counsel of the Corporation shall act under the direction of the president of the Corporation, shall be the chief legal officer of the Corporation, shall have all the usual duties and responsibilities of the general counsel of a corporation, shall supervise and have general responsibility for the legal affairs of the Corporation, and shall render to the board of directors at its regular meetings, or when the board of directors or the president so requires, reports of matters affecting the legal affairs of the Corporation.

                                ARTICLE VI

                           CERTIFICATES OF STOCK

          Section 1. Issuance. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the president or a vice president and the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by him in the Corporation.
          Section 2. Facsimile Signatures. If a certificate is countersigned (a) by a transfer agent other than the Corporation or its employee, or (b) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall cease to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.
          Section 3. Lost Certificates, Etc. The board of directors may establish procedures for the issuance of a new certificate of stock in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed and may in connection therewith require, among other things, the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed and the giving by such person to the Corporation of a bond in such sum as may be specified pursuant to such procedures as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
          Section 4. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation, if it shall be satisfied that all provisions of the certificate of incorporation, of the by-laws and of the law regarding the transfer of shares have been duly complied with, to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
          Section 5.  Registered Stockholders.   The Corporation
shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
          Section 6.  Record Date.  In order that the
Corporationmay determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty or less than ten days before the date of such meeting, and not more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                ARTICLE VII

                               MISCELLANEOUS

          Section 1. Declaration of Dividends. Dividends upon the shares of the capital stock of the Corporation may be declared and paid by the board of directors from the funds legally available therefor. Dividends may be paid in cash, in property, or in shares of the capital stock of the corporation.
          Section 2. Reserves. The directors of the Corporation may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for such purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve.
          Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.
          Section 4. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                               ARTICLE VIII

                              INDEMNIFICATION

          Section 1. In General. Any person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation or for its benefit as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in or pursuant to the General Corporation Law of the State of Delaware, as amended from time to time, from and against any and all expenses, liabilities and losses (including without limitation attorney's fees, judgments, fines and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees, agents or representatives may have or hereafter acquire and, without limiting the generality of the foregoing, they shall be entitled to their respective rights of indemnification under any by-law, agreement, vote of stockholders or the board of directors, provision of law or otherwise, as well as their rights under this Article.
          Section 2. Insurance. The board of directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity, or arising out of such status, whether or not the Corporation would have the power to indemnify such person against such liability.
          Section 3. Additional Indemnification. The board of directors may from time to time adopt further by-laws with respect to indemnification and may amend these by-laws and such by-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

                                ARTICLE IX

                                AMENDMENTS

          Section 1. By the Stockholders. The by-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided that notice of intention to amend shall have been contained in the notice of the meeting.
          Section 2. By the Board of Directors. The board of directors by a majority vote of the whole board at any meeting may amend these by-laws, including by-laws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the by-laws which shall not be amended by the board of directors.